                                   EXHIBIT 3

                                                               Number of Shares      Number of Shares        Percent of Class
                    Name of Reporting Person                     (Direct) (5)           (Indirect)        Beneficially Owned (1)
-----------------------------------------------------------   -----------------      -----------------    ----------------------
Mayfield IX, a Delaware Limited Partnership                        3,922,315 (2)              -0-                   8.3%

Mayfield IX Management, L.L.C.                                            -0-          4,128,747 (2)(3)             8.8%

Mayfield Associates Fund IV, a Delaware Limited Partnership          206,432 (3)              -0-                   0.4%

Valley Partners II                                                     3,450                  -0-                     *

Yogen K. Dalal                                                            -0-          4,132,197 (4)                8.8%

F. Gibson Myers                                                       24,018 (6)       4,132,197 (4)                8.8%

Kevin A. Fong                                                         62,161 (7)       4,132,197 (4)                8.9%

William D. Unger                                                      15,857 (8)       4,132,197 (4)                8.8%

Wendell G. Van Auken, III                                             12,728 (9)       4,132,197 (4)                8.8%

Michael J. Levinthal                                                  86,689 (10)      4,132,197 (4)                8.9%

A. Grant Heidrich, III                                                    -0-          4,132,197 (4)                8.8%

Russell C. Hirsch                                                         -0-          4,132,197 (4)                8.8%

Wende S. Hutton                                                           -0-          4,132,197 (4)                8.8%

Robert T. Vasan                                                      160,393 (11)            -0- (4)                0.3%

Total                                                              4,500,228                                        9.5%

(1) The respective percentages set forth in this column were obtained by dividing the number of shares by the aggregate number of shares outstanding as of October 31, 2000 as reported in the Issuer's Form 10-Q for the quarter ended September 30, 2000. "*" signifies less than 0.1%.

(2) Represents shares held directly by Mayfield IX, of which Mayfield IX Management, L.L.C. is the sole General Partner.

(3) Represents shares held directly by Mayfield Associates Fund IV, of which Mayfield IX Management, L.L.C. is the sole General Partner.

(4) Includes 3,992,315 shares held directly by Mayfield IX, 206,432 shares held directly by Mayfield Associates Fund IV, and 3,450 shares held directly by Valley Partners II. The individual Reporting Persons, other than Mr. Vasan, are Managing Directors of Mayfield IX Management, L.L.C., which is the general partner of Mayfield IX and Mayfield Associates Fund IV. The individual Reporting Persons, other than Mr. Vasan, are also partners of Valley Partners II. Mr. Vasan is not a member of Mayfield IX Management, he is not a partner of Valley Partners II, he is a limited partner of Mayfield Associates Fund IV, and he disclaims beneficial ownership of shares held directly by Mayfield IX, Mayfield Associates Fund IV, and Valley Partners II. The individual Reporting Persons, other than Mr. Vasan, may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield IX, Mayfield Associates Fund IV, and Valley Partners II, but disclaim such beneficial ownership.

(5) Each individual Reporting Person expressly disclaims that he or she is the beneficial owner of any shares which are held by any other individual Reporting Person in his or her individual capacity.

(6) Includes 5,033 shares held directly by Mr. Myers and 18,985 shares held by Mr. Myers as trustee.

(7) Includes 15,100 shares held directly by Mr. Fong and 47,061 shares held by Mr. Fong as trustee.

(8)  Represents 15,857 shares held directly by Mr. Unger.

(9) Includes 3,776 shares held directly by Mr. Van Auken and 8,952 shares held by Mr. Van Auken as trustee.


                             Page 41 of 42 pages.

(10) Includes 25,168 shares held directly by Mr. Levinthal, 36,993 shares held by Mr. Levinthal as trustee, and options to purchase 24,528 shares that are vested or will be vested within 60 days.

(11) Includes 151,195 shares held by Mr. Vasan as trustee and options to purchase 9,198 shares that are vested or will be vested within 60 days.



                             Page 42 of 42 pages.